Exhibit 4.1

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of February 25, 2013 by and among Cubic Corporation, a Delaware corporation (the “Company”), Zable Survivor’s Trust dated September 18, 1978, Zable Marital QTIP Trust dated September 18, 1978, Zable Reverse QTIP Marital Trust dated September 18, 1978, and Zable Trust dated September 18, 1978 (collectively, the “Trusts” or the “Investors,” and each Trust individually, an “Investor”).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by a proposed Registration Statement on Form S-1 to be filed with the Commission (as hereinafter defined) by the Company, the Investors have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Common Stock (as hereinafter defined), as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1.  Certain definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Common Stock of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Common Stock” shall mean any shares of Common Stock held by the Investors as of the date hereof, as set forth on such Investor’s signature page hereto, other than shares of Common Stock (i) sold by the Investors pursuant to an effective registration statement under the Securities Act, (ii) sold by the Investors in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (iii) that can be sold by the Investor in question without restriction (including any restrictions set forth in paragraphs (c), (d), (e), (f), (h) or (i) of Rule 144) in the manner described in clause (b) above; provided that clause (iii), above, shall not apply to the definition of Registrable Securities for purposes of any underwritten public offering described in Section 2 or Section 3 of this Agreement.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Rule 144” shall mean Rule 144 of the Commission promulgated under the Securities Act, or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.  Demand registration.

(a)  Form S-1.  If the Company shall receive from the Trusts, at any time after the date hereof, a written request that the Company file a registration statement on Form S-1 with respect to any of such Trusts’ shares of Registrable Common Stock, then the Company shall use its best efforts to promptly effect the registration of such shares under the Securities Act as soon as practicable thereafter, but only to the extent provided for in this Agreement (the “S-1 Registration Obligation”). Except as may be requested by the managing underwriter of an underwritten public offering, the Company shall incorporate by reference disclosures in its reports filed pursuant to the Exchange Act to the extent permitted by Form S-1. If the request for registration contemplates an underwritten public offering, the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Common Stock in the underwritten public offering to the extent provided herein. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Common Stock shall have been entitled to join pursuant to Section 3 and in which there shall have been registered all Registrable Common Stock as to which registration shall have been requested. The Company shall not be obligated to effect more than one registration pursuant to this Section 2(a); provided, however:

i.      at and only at a time when the Company is not eligible to register securities on Form S-3, the Trusts may request in writing that the Company file an additional registration statement on Form S-1 (“Additional S-1 Registration Statement”) with respect to the Trusts’ shares of Registrable Common Stock anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) (“Net Proceeds”) in excess of $5,000,000, subject to and otherwise in accordance with this Section 2(a), if either (a) following completion of the offering pursuant to the first effective Form S-1 registration statement, the shares sold by the Trusts in such offering resulted in Net Proceeds to the Trusts of less than $112,000,000 (One Hundred Twelve Million Dollars) based on marketing limitations pursuant to Section 2(d), or (b) the request date is on or after January 1, 2014; and

ii.     a registration will not satisfy the S-1 Registration Obligation unless and until the earlier of (a) or (b), as follows: (a) the registration statement relating to such registration has been declared effective by the Commission and, if such registration contemplates an underwritten public offering, either (x) the firm offering contemplated thereby has been completed (for purposes of clarity, the failure of the underwriters’ to close on some or all of the underwriters’ option shares shall not affect this clause (x)), or (y) the completion of the firm offering of the Trusts’ shares pursuant to such registration statement does not occur as a result of (A) failure of the Trusts to execute the underwriting agreement substantially in the form previously agreed to, (B) any breach by the Trusts of their obligations under such underwriting agreement, or (C) any failure of the Trusts to fulfill closing conditions under their control, or (b) the registration statement is withdrawn at the request of the Trusts other than for an MAE Withdrawal.

The Trusts may request, in their discretion and in writing, that the Company either (i) defer taking action with respect to a registration statement which has been filed under this Section 2(a) but has not yet been declared effective (a “suspension”) or (ii) withdraw such a registration statement that has not yet been declared effective. In the event of a suspension without a subsequent withdrawal of such registration statement, the Trusts may, at any time, request the Company to resume efforts to cause such registration statement to become effective, in which case the Company shall resume efforts to promptly cause such registration statement to become effective. The Company shall use its reasonable best efforts to keep such registration statement on file, including availing itself of any available extensions of a request from the Commission staff to withdraw such registration statement. In the event that, at or prior to the time of a withdrawal of the registration statement requested by the Trusts, the Trusts shall have learned of an event or occurrence having a consequence that is materially adverse to the Company’s business, financial condition or prospects not known to the Trusts at the time of the initial registration request (an “MAE Withdrawal”), then the registration statement so withdrawn shall not satisfy the S-1 Registration Obligation and the Trusts may thereafter request the Company to file another registration statement, in accordance with and subject to the procedures and limitations set forth herein. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within ninety (90) days following the effective date of any registration required pursuant to this Section 2(a).

(b)  Form S-3.  Subject to the terms of this Agreement, holders of Registrable Common Stock anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $5,000,000 shall have the right, at any time when the Company is eligible to register securities on Form S-3 or any successor form thereto to require the Company to file registration statements, including a shelf registration statement, and if the Company is a WKSI, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of their and their affiliates’ Registrable Common Stock, by delivering a written request to the Company. Such request shall be in writing and shall state the number of shares of Registrable Common Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall give notice to all other holders of Registrable Common Stock of the receipt of a request for registration pursuant to this Section 2(b) and such holders of Registrable Common Stock shall then have five (5) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to promptly effect the registration of all shares on Form S-3 (or a comparable successor form) to the extent requested by such holders. The Company shall use its best efforts to keep such registration statement effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement. The Trusts shall have the same suspension and withdrawal rights described in

Section 2(a) above with respect to such registration, with withdrawals having the same effect on count of registrations as described therein. There shall be no limit to the number of occasions on which the Company shall be obligated to effect registration under this Section 2(b), but the Company shall not be required to effect more than two (2) such registrations in any twelve (12)-month period.

(c)  Selection of Underwriters; Pricing.  With respect to a request for registration pursuant to Section 2 which is for an underwritten public offering, the managing underwriter and other underwriters shall be chosen by the Company in its sole discretion, subject to reasonable consultation with the Trusts with respect to such selection. The terms of the underwriting agreement (other than representations, warranties and indemnities given by the Company, for which the Company shall have final approval authority) for, and the final size and pricing terms of, any underwritten public offering conducted pursuant to a requested registration under this Section 2 in which the Trusts participates shall be negotiated and approved, in its sole discretion, by a majority of the members of a three-member pricing committee (“Pricing Committee”), which committee shall be comprised of the two co-trustees of the Trusts and a representative from the Company.

(d)  Marketing Limitation  If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be reduced from the size originally selected by the Pricing Committee due to market conditions, including as a result of the pricing terms selected by the Pricing Committee, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided that the shares to be excluded shall be determined in the following order of priority: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any other Persons (other than the holders of Registrable Common Stock) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) securities to be registered by the Company pursuant to such registration statement, and (iv) Registrable Common Stock held by the Trusts.

3.  Piggyback registration.  If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the sale of Common Stock to the public for cash), each such time it will give written notice at the applicable address of record to each holder of Registrable Common Stock of its intention to do so. Upon the written request of any of such holders of the Registrable Common Stock, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 3, use its best efforts to cause all such Registrable Common Stock of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Common Stock; provided, however, that if the Company is advised in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Common Stock) to a number deemed satisfactory by such managing underwriter; and provided further, that (a) in no event shall the amount of Registrable Common Stock of selling Investors be reduced below twenty percent (20%) of the total amount of securities included in such offering; and (b) any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) Registrable Common Stock held by the Trusts.

4.  Registration procedures.  If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will:

(a)   use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and, unless the Trusts have properly requested suspension, use its best efforts to cause such registration statement to become and remain effective (i) until completion of the proposed offering or (ii) until the shares covered by such registration statement are no longer Registrable Common Stock, whichever first occurs;

(b)   use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the periods specified in 4(a) above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)   furnish to each selling holder of Registrable Common Stock and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d)   use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be reasonably necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)   within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Common Stock copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f)    promptly notify each selling holder of Registrable Common Stock, such selling holder’s counsel and any underwriter of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Common Stock, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)   use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h)   if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i)    make available to each selling holder of Registrable Common Stock, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

(j)    enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders of Registrable Common Stock and negotiated as provided in Section 2(c) above, as applicable, and use its best efforts to facilitate the public offering of the securities;

(k)   furnish to each prospective selling holder of Registrable Common Stock a signed counterpart, addressed to the prospective selling holders (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the holders), of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(l)    cause the securities covered by such registration statement to be listed on the securities exchange on which the Common Stock of the Company is then listed;

(m)  otherwise reasonably cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement; and

(n)   during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

5.  Information furnished by holder.  It shall be a condition precedent of the Company’s obligations under this Agreement that each holder of Registrable Common Stock included in any registration contemplated hereunder furnish to the Company such information regarding such holder and the distribution proposed by such holder or holders as the Company may reasonably request. Each holder participating in any underwritten public offering shall enter into any reasonable underwriting agreement and perform its obligations under such agreement.

6.  Expenses.  All expenses incurred by the Company in effecting the registrations provided for in Sections 2 and 3 (“Registration Expenses”), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, and excluding any Selling Expenses and Periodic Report Expenses (each as defined below), shall be paid by the Company; provided that with respect to any registrations provided for in Section 2, other than with respect to the Additional S-1 Registration Statement, the Trusts shall pay its Pro-Rata Share of all such Registration Expenses, pro-rata based on the basis of their respective number of shares registered; provided further that the Trusts shall bear and pay all Registration Expenses incurred by them or the Company in connection with an Additional S-1 Registration Statement, pro-rata based on the basis of their respective number of shares registered on such Additional S-1 Registration Statement. “Pro-Rata Share” shall mean for any given registration under Section 2, other than with respect to the Additional S-1 Registration Statement, an amount equal to fifteen percent (15%) multiplied by the amount of the Company’s Registration Expenses, up to a maximum Pro-Rata Share of $225,000 for a registration under Section 2(a) and $100,000 for a registration under Section 2(b). All underwriting discounts and commissions and fees and disbursements of counsel for the Investors (“Selling Expenses”) relating to shares being sold in such registration shall be borne by the respective holders of such shares registered pro rata on the basis of the number of shares registered. All legal and accounting expenses directly or indirectly relating to the Company’s preparation of periodic reports filed with the Commission, including without limitation, any amendments to periodic reports required as a result of the restatement of the Company’s financial statements (“Periodic Report Expenses”) and responding to any comments from the Commission related to such restatement, shall be borne by the Company.

7.  Indemnification.

(a)   To the extent permitted by law, the Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Common Stock, each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Investors, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller; and provided, further that, the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)   To the extent permitted by law and only to the extent specified in the second sentence of this Section 7(b), each Investor holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, employees and agents, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, the Investors, or (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Notwithstanding the foregoing in the case of (i), (ii) and (iii) above, the Investor’s obligation to indemnify and hold harmless shall apply to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor regarding selling Investor specifically for use therein. Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 7 in its capacity as a seller of Registrable Common Stock exceed the amount equal to the net proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c)   Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)   In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e)   If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor or Investors and the underwriters from the offering of Registrable Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Common Stock. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Investors and the Underwriters agree that it would not be just and equitable if contribution to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall an Investor be required to contribute under this Section 7(e) in excess of the amount of net proceeds received by such Investor from its sale of Registrable Common Stock under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)    The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

8.  Compliance with Rule 144.  With a view to making available to the Investors the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)   Following the filing of amended Exchange Act reports reflecting the restatement described in Section 6, make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)   file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)   So long as an Investor owns any Registrable Common Stock, furnish to such Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration; provided that any of the foregoing documents available on EDGAR shall be deemed to have been furnished by the Company.

9.  Amendments.  The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of a majority of Registrable Common Stock. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

10.  Postponement.  The Company shall have the right to defer the filing or effectiveness of a registration statement required under Section 2(b), or suspend the uses of any such registration statement, for a reasonable period of time, not to exceed sixty (60) days, if the Company’s Board of Directors in good faith determines it would be materially detrimental to the Company for any registration either to become effective or to remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; provided, however, that (i) the Company may not utilize this right more than twice during any twelve (12)-month period, which periods may be immediately sequential and (ii) such right of the Company shall not apply to a request for registration made by the Trusts on or before March 1, 2013.

11.  Market stand-off.  Each Investor agrees, that if requested by the Company and an underwriter of the Company or selling stockholders in connection with any public offering of the Company’s Common Stock, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it (other than shares of the Company being registered in such offering) for such period, not to exceed ninety (90) days following the effective date of the relevant registration statement (or such other period as may be reasonably requested by the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company, or the underwriters, which are consistent with the foregoing, or which are reasonably necessary to give further effect thereto

12.  Transferability of registration rights.  The registration rights set forth in this Agreement shall not be transferable by an Investor, other than to any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Investor, provided that such transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

13.  Damages.  The Company recognizes and agrees that each holder of Registrable Common Stock will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Common Stock or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

14.  Termination.  This Agreement shall terminate when no shares of Registrable Common Stock remain outstanding; provided that Section 7 shall survive any termination hereof.

15.  Miscellaneous.

(a)  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below (or, at such other address as such Person may designate by ten (10) days advance written notice to the other parties hereto):

If to the Company:

Cubic Corporation

9333 Balboa Avenue

San Diego, CA 92123

Attention: James R. Edwards, Esq.

Senior Vice President and General Counsel

Fax No.: (858) 505-1559

With a copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attention: Scott Wolfe, Esq.

Fax No.:(858) 523-5450

If to the Trusts:

Walter C. Zable, Trustee

c/o Cubic Corporation

9333 Balboa Avenue

San Diego, CA 92123

Fax No.:(858) 505-1559

With a copy to:

Sheppard, Mullin, Richter & Hampton, LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130

Attention: John J. Hentrich, Esq.

Fax No.: (858) 509-3691

All such notices, requests, demands and other communications shall be conclusively deemed effectively given upon: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.

(b)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.

(c)  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)  Counterparts  This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and to be valid and effective for all purposes.

(e)  Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(f)  Integration.  This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

CUBIC CORPORATION

By:	/s/ JOHN D. THOMAS
John D. Thomas
Executive Vice President and
Chief Financial Officer

INVESTOR:

ZABLE SURVIVOR’S TRUST DATED SEPTEMBER 18, 1978

/s/ WALTER C. ZABLE	/s/ KAREN FRANCES COX

WALTER C. ZABLE, Co-Trustee of the Zable Survivor’s Trust dated September 18, 1978, also known as the Survivor’s Trust Created Under the Zable Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended

KAREN FRANCES COX, Co-Trustee of the Zable Survivor’s Trust dated September 18, 1978, also known as the Survivor’s Trust Created Under the Zable Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended

Number of shares of Registrable Common Stock:

3,217,607 shares

INVESTOR:

ZABLE MARITAL QTIP TRUST DATED SEPTEMBER 18, 1978

/s/ WALTER C. ZABLE	/s/ KAREN FRANCES COX

WALTER C. ZABLE, Co-Trustee of the Zable Marital QTIP Trust dated September 18, 1978, also known as the Zable QTIP Marital Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended

KAREN FRANCES COX, Co-Trustee of the Zable Marital QTIP Trust dated September 18, 1978, also known as the Zable QTIP Marital Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended

Number of shares of Registrable Common Stock:

4,487,047 shares

INVESTOR:

ZABLE REVERSE QTIP MARITAL TRUST DATED SEPTEMBER 18, 1978

/s/ WALTER C. ZABLE	/s/ KAREN FRANCES COX
WALTER C. ZABLE, Co-Trustee of the Zable Reverse QTIP Marital Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended	KAREN FRANCES COX, Co-Trustee of the Zable Reverse QTIP Marital Trust dated September 18, 1978, as amended and restated in its entirety on June 14, 2006, and as further amended

Number of shares of Registrable Common Stock:

50,157 shares

INVESTOR:

ZABLE TRUST DATED SEPTEMBER 18, 1978

/s/ WALTER C. ZABLE	/s/ KAREN FRANCES COX
WALTER C. ZABLE, Co-Trustee of the Zable Trust dated September 18, 1978	KAREN FRANCES COX, Co-Trustee of the Zable Trust dated September 18, 1978

Number of shares of Registrable Common Stock:

130,477 shares